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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Energy West Incorporated for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated August 21, 1997, with respect to the consolidated financial statements and schedule of Energy West Incorporated included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Denver, Colorado
October 14, 1997